UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2024

ACUITY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16583	58-2632672
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS. Employer Identification Number)

1170 Peachtree Street, N.E., Suite 1200, Atlanta, Georgia 30309

(Address of principal executive offices)

(404) 853-1400

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	AYI	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On November 25, 2024, Acuity Brands, Inc. (“we,” “our,” “us,” “the Company,” or similar references) entered into an amendment (the “Credit Facility Amendment”) to that certain Credit Agreement dated as of June 30, 2022, among the Company, its wholly owned subsidiary Acuity Brands Lighting, Inc., J.P. Morgan Chase Bank, N.A., as administrative agent, and the lenders and other parties thereto (the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by the Credit Facility Amendment is referred to herein as the “Credit Agreement”).

The Credit Facility Amendment, among other things, provides for a delayed draw term loan facility of up to $600 million (the “Term Loan Facility”), which may be drawn in a single borrowing at any time through May 25, 2025, subject to certain conditions. The Credit Agreement permits the proceeds of the Term Loan Facility to be used for general corporate purposes, including working capital, permitted acquisitions, and repurchases of capital stock. We expect to draw the full $600 million in connection with the closing of the acquisition of QSC, LLC by our wholly owned subsidiary Acuity Brands Technology Services, Inc.

The Term Loan Facility will mature on June 30, 2027, which is the maturity date of the revolving loans and commitments under the Existing Credit Agreement. Borrowings under the Term Loan Facility bear interest at an adjusted term SOFR (as defined in the Credit Agreement) rate, adjusted daily simple SOFR rate, or base rate, at the Company’s option, plus an applicable margin. The applicable margin is based on, at our option, the Company’s leverage ratio or ratings level, each as defined in the Credit Agreement, and ranges from 0.875% to 1.375% (for SOFR-based loans) and from 0.0% to 0.375% (for base rate loans).

Undrawn commitments under the Term Loan Facility will accrue a commitment fee from and after February 24, 2025 at a per annum rate ranging from 0.075% to 0.175%, depending on, at our option, the Company’s leverage ratio or ratings level, each as defined in the Credit Agreement.

The covenants and events of default that apply to the revolving loans and commitments under the Credit Agreement also apply to the Term Loan Facility, and borrowings under the Term Loan Facility are guaranteed by the Company and the subsidiaries of the Company that guarantee the revolving loans and commitments.

The foregoing summary of the Credit Facility Amendment, including the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the text of the Credit Facility Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Separate from the relationship related to the Credit Facility Amendment or the Credit Agreement, certain lenders thereunder have engaged in, or may in the future engage in, transactions with, and perform services for, the Company and/or its subsidiaries in the ordinary course of business.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Forward-looking statements are not guarantees of future performance or events. Our forward-looking statements are based on our current beliefs, expectations, and assumptions, which may not prove to be accurate, and are subject to known and unknown risks and uncertainties, many of which are outside of our control. These risks and uncertainties could cause actual events to differ materially from our historical experience and management’s present expectations. These risks and uncertainties are discussed in our filings with the U.S. Securities and Exchange Commission, including our most recent annual report on Form 10-K (including, but not limited to, Part I, Item 1A Risk Factors), quarterly reports on Form 10-Q, and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. You are cautioned not to place undue reliance on any forward-looking statements. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, whether as a result of new information, future events, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 1 to Credit Agreement, dated as of November 25, 2024, by and among Acuity Brands, Inc., Acuity Brands Lighting, Inc., J.P. Morgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2024

ACUITY BRANDS, INC.

By:	/s/ Karen J. Holcom
Karen J. Holcom
Senior Vice President and Chief Financial Officer